(d)(1)(D)(i)

AMENDED SCHEDULE A

with respect to the

AMENDED AND RESTATED INVESTMENT MANAGEMENT AGREEMENT

between

VOYA INVESTORS TRUST

and

DIRECTED SERVICES LLC

Series	Effective Date	Annual Management Fee (as a percentage of average daily net assets)
VY® BlackRock Inflation Protected Bond Portfolio	May 1, 2015	0.550% on first $200 million of assets; 0.500% on next $800 million of assets; and 0.400% thereafter

VY® Clarion Real Estate Portfolio	May 1, 2015	0.850% on first $200 million of assets; 0.800% on next $550 million of assets; and 0.750% thereafter

VY® Franklin Income Portfolio	May 1, 2015	0.750% on the first $500 million of assets; and 0.700% thereafter

Voya Large Cap Growth Portfolio	May 1, 2015	0.650% on the first $5.5 billion of assets; 0.620% on the next $1.5 billion of assets; 0.600% on the next $3 billion of assets; and 0.590% thereafter

Voya Large Cap Value Portfolio	Close of business on August 14, 2015	0.750% on first $500 million of assets; 0.700% on the next $1.5 billion of assets; and 0.650% thereafter

Series	Effective Date	Annual Management Fee (as a percentage of average daily net assets)
Voya Retirement Conservative Portfolio	May 1, 2015	Direct Investments(1) 0.340% on assets Underlying Funds(2) 0.240% on assets

Voya Retirement Growth Portfolio	May 1, 2015	Direct Investments(1) 0.340% on assets Underlying Funds(2) 0.240% on assets

Voya Retirement Moderate Growth Portfolio	May 1, 2015	Direct Investments(1) 0.340% on assets Underlying Funds(2) 0.240% on assets

Voya Retirement Moderate Portfolio	May 1, 2015	Direct Investments(1) 0.340% on assets Underlying Funds(2) 0.240% on assets

VY® T. Rowe Price International Stock Portfolio	May 1, 2015	0.640% on first $4 billion of assets; and 0.630% thereafter

(1)    “Direct Investments” shall mean assets which are not Underlying Funds.

(2)    “Underlying Funds” shall mean open-end investment companies registered under the 1940 Act within the Voya fund complex.  The term, “fund complex” shall have the same meaning as defined in Item 17 of Form N-1A, as it was in effect on May 1, 2015.